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                                                                   Exhibit 4.5

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. NO REGULATORY BODY HAS ENDORSED THESE SECURITIES. NO SALE OR DISTRIBUTION OF THE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND APPLICABLE STATE BLUE SKY LAWS.



                     STOCK PURCHASE WARRANT
              TO PURCHASE SHARES OF COMMON STOCK OF
                   NUKO INFORMATION SYSTEMS, INC.


     THIS CERTIFIES that, subject to the terms and conditions set forth herein BAILEY & COMPANY INC. is entitled to purchase from NUKO Information Systems, Inc., a Delaware corporation (the "Company") One Hundred Two Thousand Forty-one (102,041) shares of fully paid and non-assessable Common Stock of the Company, as adjusted pursuant to Paragraph 4 below (the "Shares"), at the price of Two Dollars Forty-five Cents ($2.45) per share (such price or an adjusted price as provided below being referred to herein as the "Warrant Price"). As used herein, (i) "Common Stock" shall mean the Company's presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1.  TERM.   The purchase right represented by this Warrant is
exercisable on or after the earlier of (i) one year from the date hereof or
(ii) the effective date of a registration statement covering the resale of the shares issuable upon exercise hereof, and shall terminate on July 9, 2002.

     2.  METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

         a. Subject to Paragraph 1 above, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not for less than 1,000 shares of Common Stock, as adjusted pursuant to Paragraph 4 below) and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit "A", duly executed) at the principal office of the Company and the payment to the Company, in cash, by check or other consideration agreed to by the Company, of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased ("Total Purchase Price").

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         b.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided in Paragraph 6 below.

         c. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised.

     3.  SHARES FULLY PAID; RESERVATION OF SHARES.   All shares of Common
Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be fully paid and non-assessable, and free from all taxes (other than taxes based on the income of the holder of this Warrant), with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock issuable upon exercise of this Warrant.

     4.  ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.   The Warrant Price
and number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

         a. In case the Company shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate, or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Warrant Price in effect immediately prior thereto shall be adjusted to that amount determined by multiplying the Warrant Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination or consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock outstanding after giving effect thereto. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this Paragraph 4a shall become effective retroactively, immediately after the record date in the case of a dividend, and immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification.


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         b.  In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share (the "Offering Price") less than the fair market value per share of Common Stock (as defined below), at the record date mentioned below, the Warrant Price in effect immediately prior thereto shall be adjusted to that amount determined by dividing the Warrant Price in effect immediately prior to such date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate of the Offering Price of the total number of shares so offered would purchase at such fair market value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively, immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

         c. In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, shares of any class of the Company's stock other than Common Stock, or assets (excluding cash dividends) or rights or warrants to subscribe (excluding those referred to in Paragraph 4b above), then in each such case the Warrant Price in effect immediately prior thereto shall be adjusted to that amount determined by dividing the Warrant Price in effect immediately prior to such date by a fraction, of which the numerator shall be the fair market value per share of Common Stock (as defined below) on the date of such distribution and of which the denominator shall be such fair market value per share of Common Stock, less the then fair market value (as determined by the board of directors of the Company, whose determination shall be conclusive, and described in a statement, which will have applicable resolutions of the board of directors attached thereto, filed with the Company) of the portion of the assets or evidences of indebtedness or shares so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

         d. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation or sale of assets provided for in this Paragraph 4), then, and in each such event, the holder of this Warrant shall have the right thereafter to receive, without payment of any additional consideration therefor, the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Warrant might have been exercised, as reasonably determined by the Company's board of directors, immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided in this Paragraph 4.


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         e.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in this Paragraph 4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provisions shall be made as reasonably determined by the Company's board of directors so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, without payment of any additional consideration therefor, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation or sale.

         f. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         g. The adjustments provided for in this Paragraph 4 are cumulative and shall apply to successive divisions, subdivisions, reductions, combinations, consolidations, issues, distributions or other events contemplated herein resulting in any adjustment under the provisions of this Paragraph 4 provided that, notwithstanding any other provision of this Paragraph 4, no adjustment of the Warrant Price shall be required (i) unless such adjustment would require an increase or decrease of at least five percent (5%) in the Warrant Price then in effect; provided, however, that any adjustments which by reason of this Paragraph 4g are not required to be made shall be carried forward and taken into account in any subsequent adjustment, or (ii) if the issue of Common Stock is being made pursuant to any stock option or stock purchase plan in force from time to time for officers and/or employees of the Company or any other options or warrants outstanding at the date of issuance of this Warrant.

         h. Except as provided in this Paragraph 4, no adjustment on account of dividends or interest on Common Stock or other securities purchasable hereunder will be made upon the exercise hereof.

         i. For the purposes hereof, the fair market value per share of Common Stock at any date shall be determined in good faith by the Company's board of directors in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the average of the closing bid and ask prices for the Common Stock on the relevant date, as reported in on the over-the-counter electronic bulletin board, if the Common Stock is so traded. In the event the Common Stock is quoted on the Nasdaq SmallCap MarketSM, the fair market value shall mean the average of the closing bid and asked prices on the Nasdaq SmallCap Market, as reported in THE WALL STREET JOURNAL or otherwise reported, on the relevant date. In the event the Common Stock is listed on a stock exchange or on the Nasdaq National Market-TM- (or other national market system), the fair


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market value per share shall be the closing price on the exchange or on the
Nasdaq National Market (or other national market system), as the case may be, as of the relevant date, as reported in THE WALL STREET JOURNAL or otherwise.

     5.  CERTIFICATE OF ADJUSTMENT.   Whenever the Warrant Price is adjusted,
as provided in Paragraph 4 above, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     6.  NO FRACTIONAL SHARES.   No fractional shares of Common Stock will be
issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Warrant Price in effect on the date of exercise.

     7.  RIGHTS AS STOCKHOLDERS.   No holder of this Warrant, as such, shall
be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     8.  NOTICE OF CERTAIN EVENTS.   If at any time prior to the expiration
or full exercise of this Warrant, the Company shall:

         a. Take a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any rights to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

         b. Offer for subscription pro rata to holders of Common Stock of the Company any additional shares of stock or any class or other rights;

         c. Propose any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

         d. Be the subject of any voluntary or involuntary dissolution, liquidation or winding-up;


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then in each such event the Company shall mail to the registered holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up is to take place and the time, if any, to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up. Such notice shall be mailed at least forty-five (45) days prior to the earlier of the dates specified in clauses (i) and (ii) above.

     9.  COMPLIANCE WITH SECURITIES LAWS.   The holder of this Warrant, by
acceptance hereof, agrees that this Warrant (and the shares issuable upon exercise hereof ) are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), any applicable state Blue Sky law, or any applicable foreign statute. Absent an effective registration statement covering the resale of the shares issuable upon exercise of this Warrant or an available exemption, the shares will be required to be held indefinitely. Rule 144 under the Act will not be available for the possible future public sale of the shares of Common Stock for at least one (1) year from the date of full payment for the shares, following exercise of this Warrant, and is subject to the fulfillment of certain conditions set forth in the Rule. Accordingly, there is no assurance that the provisions of Rule 144 will be available at the time the holder of the shares desires to sell such shares.

     This Warrant and the shares issuable upon exercise thereof shall bear a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     10.  DISPOSITION OF WARRANT.   With respect to any offer, sale or other
disposition of this Warrant, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification of this Warrant under the Act or any applicable state Blue Sky law then in effect, and indicating whether or not under any of said laws certificates for this Warrant to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance therewith. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such holder that such holder may sell or otherwise dispose of this Warrant, all in accordance with the terms of the notice delivered to the


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Company.  If a determination has been made pursuant to this Paragraph 10 that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made.

     11.  MISCELLANEOUS.

         a.  BINDING ON SUCCESSORS.   This Warrant shall be binding upon any
successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of the State of California.

         b.  HEADINGS.   The headings in this Warrant are for purposes of
convenience and reference only and shall not be deemed to constitute a part hereof.

         c.  AMENDMENTS.   This Warrant and any provision hereof may be
changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the registered holder hereof.

         d.  NOTICES.   All notices and other communications from the Company
to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

     Date: July 9, 1997.

                                      NUKO INFORMATION SYSTEMS, INC.


                                      By:_________________________________
                                         Pratap Kesav Kondamoori
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


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                                  EXHIBIT A

                             NOTICE OF EXERCISE

TO:  NUKO INFORMATION SYSTEMS, INC.

     The undersigned Holder of this Warrant hereby irrevocably elects to exercise this Warrant, or portion hereof (which is at least 1,000 shares, unless the undersigned holds Warrants aggregating fewer than 1,000 shares, in which event, the amount exercised shall be the entire Warrant) below designated, for shares of Common Stock of NUKO Information Systems, Inc. in accordance with the terms of this Warrant, and directs that the shares issuable and deliverable upon such exercise, together with any check in payment for fractional shares and any Warrants representing any unexercised amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes, if any, payable with respect thereto.

Dated_____________________


                                         ____________________________________
                                                Signature of Holder

                                         Amount to be Exercised

                                         ____________________________________


THIS WARRANT IS TRANSFERABLE ONLY AS PROVIDED HEREIN

     Provide the following information if shares of Common Stock and/or Warrants are to be issued otherwise than to the Holder. Please print name and address (including zip code) of other person.

                                         ____________________________________

                                         ____________________________________
                                          Social Security or Other Taxpayer
                                          Identifying Number, If Applicable


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